Exhibit 99.1

Cover Letter to Offer to Purchase and Letter of Transmittal

IF YOU DO NOT WANT TO REDEEM YOUR LIMITED PARTNERSHIP INTERESTS AT

THIS TIME FOR ANY REASON, INCLUDING IF YOU ARE SUBJECT TO AN AGREEMENT NOT

TO REDEEM YOUR INTERESTS FOR AN INITIAL HOLDING PERIOD, PLEASE DISREGARD

THIS NOTICE. THIS IS SIMPLY NOTIFICATION OF THE FUND’S TENDER OFFER.

July 25, 2007

Dear The Endowment Registered Fund, L.P. Investor:

We are writing to inform you of important dates related to the tender offer by The Endowment Registered Fund, L. P. (the “Fund”). If you are not interested in selling your limited partnership interests at this time, please disregard this notice and take no action.

Please note that the sale of your limited partnership interests may be subject to a 2% Early Redemption Fee if you decide to sell your interests in this offer.

The tender offer period will begin on July 25, 2007 and end on August 31, 2007. The purpose of the tender offer is to provide liquidity to investors who hold limited partnership interests. Limited partnership interests can be redeemed by means of a tender offer only during one of the Fund’s announced tender offers.

Should you wish to sell any of your limited partnership interests during this tender offer period, please complete and return the enclosed Letter of Transmittal (the Tender Offer Form will suffice) for receipt no later than August 31, 2007. If you do not wish to redeem limited partnership interests for any reason, including if you are subject to an agreement not to redeem your interests for an initial holding period, simply disregard this notice. No Action is Required if You Do Not Wish to Redeem at This Time.

All requests to tender limited partnership interests must be received by the Fund’s Investment Adviser, Endowment Advisers, L.P. either by mail or by fax (if by fax, please deliver an original, executed copy promptly thereafter) in good order by 12:00 Midnight, Central Standard Time, on August 31, 2007.

If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call the Support Desk of the Investment Adviser at (800) 725-9456.

Sincerely,

The Endowment Registered Fund, L.P.

Cover Letter to Offer to Purchase and Letter of Transmittal

Clients of Merrill, Lynch, Pierce, Fenner & Smith, Inc. (“Merrill”) Financial Advisers

IF YOU DO NOT WANT TO REDEEM YOUR LIMITED PARTNERSHIP INTERESTS AT

THIS TIME FOR ANY REASON, INCLUDING IF YOU ARE SUBJECT TO AN AGREEMENT NOT

TO REDEEM YOUR INTERESTS FOR AN INITIAL HOLDING PERIOD, PLEASE DISREGARD

THIS NOTICE. THIS IS SIMPLY NOTIFICATION OF THE FUND’S TENDER OFFER.

July 25, 2007

Dear The Endowment Registered Fund, L.P. Investor:

We are writing to inform you of important dates related to the tender offer by The Endowment Registered Fund, L. P. (the “Fund”). If you are not interested in selling your limited partnership interests at this time, please disregard this notice and take no action.

Please note that the sale of your limited partnership interests may be subject to a 2% Early Redemption Fee if you decide to sell your interests in this offer.

The tender offer period will begin on July 25, 2007 and end on August 31, 2007. The purpose of the tender offer is to provide liquidity to investors who hold limited partnership interests. Limited partnership interests can be redeemed by means of a tender offer only during one of the Fund’s announced tender offers.

Should you wish to sell any of your limited partnership interests during this tender offer period, please complete and return the enclosed Letter of Transmittal (the Tender Offer Form will suffice) for receipt no later than August 31, 2007. If you do not wish to redeem limited partnership interests for any reason, including if you are subject to an agreement not to redeem your interests for an initial holding period, simply disregard this notice. No Action is Required if You Do Not Wish to Redeem at This Time.

All requests to tender limited partnership interests must be received by your Merrill financial adviser either by mail or by fax (if by fax, please deliver an original, executed copy promptly thereafter) in good order by 12:00 Midnight, Central Standard Time, on August 31, 2007.

If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call your Merrill financial adviser.

Sincerely,

The Endowment Registered Fund, L.P.